Exhibit 10(j)

NINTH AMENDMENT TO SECOND AMENDED

AND RESTATED LOAN AGREEMENT

THIS NINTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (“Ninth Amendment”) is made and entered into as of the 31st day of May, 2003, by and between Equus II Incorporated, a Delaware corporation, with offices and place of business at 2929 Allen Parkway, Houston, Texas 77019 (hereinafter called “Borrower”) and Bank of America, N.A., a national banking association, with offices at 101 North Tryon Street, NC1-001-13-26, Charlotte, North Carolina 28255 (hereinafter called “Lender”). For and in consideration of the mutual covenants and agreements herein contained, Borrower and Lender hereby amend as of the date of this Agreement that certain Second Amended and Restated Loan Agreement between Borrower and Lender dated as of the 1st day of June, 1999, as previously amended (“Loan Agreement”), in the following respects:

Section 1. Amendments to Loan Agreement.

A. Section 1.1 is deleted and the following is substituted in its place:

1.1 Indebtedness. Upon the terms and conditions hereinafter set forth, the Lender agrees to lend to Borrower in an aggregate of up to $12,000,000.00 outstanding at any time as evidenced by Revolving Facility A to be extended to the Borrower by the Lender as more specifically described in Section 1.3.

B. Section 1.2 is amended to delete the definitions of “Facility A Note” and “Maturity Date” and replace them with the following:

“Facility A Note” means the Facility A promissory note of the Borrower in the maximum principal amount of $12,000,000.00, in the form attached as Exhibit “1.3.4” to the Ninth Amendment.

“Maturity Date” means September 30, 2003.

C. Section 1.3 and 1.3(a) is deleted and the following is substituted in its place:

1.3 Revolving Facility A. The Lender, during the period from the date of this Agreement until the Maturity Date, subject to the terms and conditions of this Agreement, and subject to the condition that at the time of each borrowing no Default or Event of Default has occurred and is then continuing and that the representations and warranties given by the Borrower in Section 2 as of the date of this Agreement shall remain true and correct in all material respects (except for representations and warranties (i) which are made as of a particular date or (ii) as to which the facts which gave rise to the representation or warranty have changed as a result of circumstances or transactions which are contemplated or permitted pursuant to this Agreement):

(a) agrees to make Loans to Borrower pursuant to a revolving line of credit up to but not in excess of an aggregate principal amount outstanding at any time of $12,000,000 provided the aggregate amount of Loans outstanding pursuant to this Section 1.3 shall not exceed the lesser of (i) $12,000,000.00 (subject to reduction as hereinafter provided) and (ii) the Borrowing Base. The maximum amount available under Facility A is subject to permanent reduction in the event of a sale of shares owned by Borrower in a portfolio company or the repayment of a loan from Borrower to a portfolio company by an amount (“Commitment Reduction Amount”) equal to such sale proceeds and/or loan repayment. Borrower shall make written request for each Loan pursuant to Revolving Facility A pursuant to a loan request in substantially the form of Exhibit “1.3.3” attached hereto. If Borrower’s written request therefor is received by 1:00 p.m., Lender shall make each such Loan available to Borrower on the same Business Day Lender receives such request. If Borrower’s loan request with respect to any such Loan is received after 1:00 p.m., Lender may defer the making of such Loan to the next Business Day. Each Loan shall be in an amount of not less than $100,000. Borrower shall not be entitled to have any new Credits issued pursuant to Revolving Facility A.

Section 1.2. Extension Fee.

Borrower and Lender hereby agree that a fee in the amount $40,000.00 will be paid to Lender upon closing of this transaction.

Section 2. Closing.

The closing of the transactions contemplated by this Ninth Amendment is subject to the satisfaction of the following conditions.

2.1 Counsel to Lender. All legal matters incident to the transactions herein contemplated shall be satisfactory to Gardere Wynne Sewell LLP, counsel to the Lender.

2.2 Required Documents.

(a) The Lender shall have received certified copies of resolutions of the Board of Directors of the Borrower in form and substance satisfactory to Lender with respect to authorization of this Ninth Amendment, the Facility A Note of the Borrower dated the date hereof in favor of the Lender in the original principal amount of $12,000,000.00 (the “Note”), and the Ratification of Security Agreement-Pledge dated as of the date hereof (the “Ratification of Security Agreement”).

(b) The Lender shall have received a certificate of the Secretary of the Borrower of the names of officers of the Borrower to sign this Ninth Amendment, the Note, the Ratification of Security Agreement and the other instruments or certificates related hereto together with the true signatures of such officers.

(c) The Lender shall have received fully executed copies of the Ninth Amendment, the Note, and the Ratification of Security Agreement.

(d) The Lender shall have received originals of all certificates, notes or other instruments subject to the Security Agreement - Pledge dated as of March 18, 1996 between Borrower and Lender, as ratified by the Ratification of Security Agreement.

Section 3. Ratification. Except as amended hereby, the Loan Agreement shall remain unchanged and the terms, conditions, representations, warranties, and covenants of said Loan Agreement and the Security Instruments, including but not limited to the Security Agreement-Pledge, are true as of the date hereof, are ratified and confirmed in all respects and shall be continuing and binding upon the parties.

Section 4. Defined Terms. All terms used in this Ninth Amendment which are defined in the Loan Agreement shall have the same meaning as in the Loan Agreement, except as otherwise indicated in this Ninth Amendment.

Section 5. Multiple Counterparts. This Ninth Amendment may be executed by the parties hereto in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 6. Applicable Law. This Ninth Amendment shall be deemed to be a contract under and subject to, and shall be construed for all purposes in accordance with the laws of the State of Texas.

Section 7. Final Agreement. THE WRITTEN LOAN AGREEMENTS IN CONNECTION WITH THIS NINTH AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER AND THE LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER.

IN WITNESS WHEREOF, the parties have caused this Ninth Amendment to be executed by their duly authorized officers as of the 31st day of May, 2003.

EQUUS II INCORPORATED

By:	/s/ NOLAN LEHMANN

Name:	Nolan Lehmann
Title:	President

BANK OF AMERICA, N.A.

By:	/S/ DAVID STRICKERT

Name:	David Strickert

Title:	SVP